EXHIBIT 10.2
Dated                    , 2006
STONEPATH HOLDINGS (HONG KONG) LIMITED

INSTRUMENT
constituting the
11% SECURED NOTES
of
STONEPATH HOLDINGS (HONG KONG) LIMITED
in
an aggregate principal amount of up to US$7,200,000

THIS INSTRUMENT is made on                    , 2006
BY
STONEPATH HOLDINGS (HONG KONG) LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 2602, 26/F, Miramar Tower, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong (the “Company”).
WHEREAS:-
Pursuant to the Agreement, the Company has agreed to issue the Notes on the terms hereof.
1.	INTERPRETATION

(A)	In this Instrument, unless the context otherwise requires, the following expressions shall have the following meanings:-

Expression	Meaning
“Affiliates”	in relation to a person (or group of persons), any other person which directly or indirectly controls, is controlled by, or is under common control with such person (or group of persons);

“Agreement”	the debt restructuring agreement made between the Company, SBI Brightline, LLC and Hong Kong League Central Credit Union of even date relating to the conversion of certain indebtedness into the Notes, as the same may be amended, modified or supplemented from time to time;

“Annual Balance Sheet Date”	in relation to the Company, 30 November or such other date each year as at which the annual audited financial statements of the Company are prepared;

“Business”	logistics services and related businesses;

“Business Day”	any day (other than a Saturday or Sunday or a day on which a tropical cyclone warning signal no.8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks in Hong Kong are generally open for business;

“Certificates”	the certificates (in registered forms) substantially in the form set out in Schedule A to be issued under the seal of the Company evidencing the title of the Noteholder(s) to the Note(s), as the same may be modified or amended from time to time in accordance with the Conditions;

“Conditions”	the terms and conditions of the Note(s), as the same

Expression	Meaning
may be modified or varied from time to time, as set out herein, and a “Condition” refers to the relative numbered paragraph of the Conditions;

“Deferred Interest Payments”	shall have the meaning ascribed thereto under Condition 4;

“Director(s)”	the director(s) of the Company for the time being;

“Events of Default”	such events as set out in Condition 12;

“Financial Year”	the financial year of the Company and the Subsidiaries ending on the Annual Balance Sheet Date of each year;

“Group”	means the Company and the Subsidiaries for the time being and “Group Company” means any of them;

“HK dollars” or “HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Interest Payment Date”	shall have the meaning ascribed thereto under Condition 4;

“Issue Date”	in respect of a Note, the date on which it was issued pursuant to the Conditions;

“Maturity Date”	30 June, 2008;

“Notes”	the series of secured notes due on 30 June, 2008 in the aggregate principal amount of up to US$7,200,000 to be issued in denomination of US$10,000 each by the Company as evidenced by the Certificates pursuant to the terms of this Instrument;

“Noteholder(s)”	the person(s) for the time being entered in the Register of Noteholder(s) maintained pursuant to Condition 14 as the holder or joint holders of the Note(s);

“PRC”	the People’s Republic of China (which for the purposes only of this Instrument does not include Hong Kong);

“Redemption Date”	the date on which any Note is redeemed pursuant to Condition 5(A), (B) or (C) as the case may be;

“Redemption Interest”	interest calculated on the principal amount of the Notes pursuant to Condition 4;

“Register of Noteholders”	a register of Noteholders maintained by the Company in accordance with Condition 14;

“Security Agent”	SBI Brightline, LLC, a company incorporated in Delaware, USA, with a registered office at 610 Newport Center Drive, Suite 1205, Newport Beach,

Expression	Meaning
CA 92660, USA, or such other person for the time being appointed by the Noteholders for this purpose;

“Security Documents”	the following security documents:

(a) memorandum of charge in favour of SBI Brightline, LLC as security agent in relation to a charge over the shares of G Link Express Logistics (KL) Sdn. Bhd., G Link Express Logistics (Penang) Sdn. Bhd. and G Link Express Logistics (JB) Sdn. Bhd;

(b) share charge in favour of SBI Brightline, LLC as security agent in relation to a charge over the shares of Stonepath Logistics (Hong Kong) Limited, Stonepath Freight Express (Hong Kong) Limited and Shaanxi Sunshine Cargo Service (Hong Kong) Company Limited;

(c) share charge in favour of SBI Brightline, LLC as security agent in relation to a charge over the shares of G Link Express Logistics (Singapore) Pte. Ltd.;

(d) share charge in favour of SBI Brightline, LLC as security agent in relation to a charge over the shares of Stonepath Logistics (China) Limited; and

(e) share charge in favour of SBI Brightline, LLC as security agent in relation to a charge over the shares of the Company,

and any other documents executed in favour of the Security Agent as collateral security of the Notes, as such documents may from time to time be amended or supplemented;

“Shares”	ordinary shares of HK$1.00 each in the capital of the Company;

“Subsidiary” and “Holding Company”	have the respective meanings ascribed to the terms “subsidiary” and “holding company” in Section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Transaction Documents”	this Instrument, the Agreement and the Security Documents;

“US dollars” or “US$”	the lawful currency of the United States of America.

(B)	Except as otherwise expressly provided, expressions defined in the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) as at the date hereof have the same meanings when used in this Instrument.

(C)	A reference to a statute or statutory provision includes a reference:-
(a)	to that statute or provision as from time to time modified or re-enacted;

(b)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(c)	to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.
(D)	Unless the context otherwise requires:-
(a)	words in the singular include the plural, and vice versa;

(b)	words importing any gender include all genders; and

(c)	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons, and vice versa.
(E)	A reference to Recitals, a Condition, Sub-condition or Schedule is to the recitals, a condition and a sub-condition of, or the schedule to, this Instrument respectively.

(F)	The headings are for convenience only and do not affect interpretation of this Instrument.

2.	AMOUNT AND ISSUE OF THE NOTES

(A)	The Company shall issue the Notes subject to the terms of the Conditions which shall be binding on the Company and shall enure for the benefit of the Noteholder(s).

(B)	The Company shall pay all duties or stamp duties (if any) on the issue of the Notes and the initial delivery of the Notes (including penalties, if any).

3.	STATUS, FORM, DENOMINATION AND TITLE OF THE NOTES

(A)	Each Note constitutes a direct unconditional obligation of the Company and ranks pari passu and rateably without preference amongst other Notes and is secured on the security constituted by the Security Documents.

(B)	The Notes are in registered form in the denomination of US$10,000 each without coupons. A Certificate will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the Register of Noteholders.

(C)	Title to each Note passes by transfer and registration in the Register of Noteholders as described in Condition 14. The registered holder of any Note will (except as otherwise required by law) be treated as the absolute owner of the Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest or any writing on, or the theft or loss of, the Certificates issued in respect of it) and no person will be liable for so treating such holder.

(D)	The Certificate for each Note, if held jointly, shall be delivered to that one of the joint Noteholders whose name stands first in the Register of Noteholders in respect of the joint holding.

4.	INTEREST

(A)	The Notes bear interest from the Issue Date at 11 per cent per annum. Interest will be paid monthly in cash in arrears on the last Business Day of each month (each an “Interest Payment Date”), commencing on 30 November, 2006, subject as provided herein.

(B)	Notwithstanding Condition 4(A), for the first four months from the Issue Date, the monthly payment due to be made each month in respect of the interest on each Note shall be restricted to an amount equal to 5.5 per cent per annum with the remainder interest of 5.5 per cent per annum to be deferred (“Deferred Interest Payments”). The Deferred Interest Payments shall become due and payable immediately in cash in one lump sum on the fourth Interest Payment Date. In view of this, it is agreed that the following payments shall be made by the Company on the dates indicated:-

Interest Payment Date	Payment under Condition 4(B)
30 November, 2006	US$32,221
29 December, 2006	US$32,221
31 January, 2007	US$32,221
28 February, 2007	US$191,404

*	Note: The amount includes Deferred Interest Payments and an additional amount agreed between the Company and the Noteholders.
(C)	Whenever it is necessary to compute an amount of interest in respect of any Note for a period of other than a full year, such interest will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

(D)	Each Note will cease to bear interest from the due date for redemption thereof unless payment of the principal or interest (if any) is improperly withheld or refused or unless default is otherwise made in respect of any such payment. In any such event, interest (where applicable, at the higher rate provided in Condition 4(E)) will continue to accrue (after as well as before any judgment) up to but excluding the date on which payment in full of the principal or interest (if any) thereof is made.

(E)	If the date for redemption of any Notes is not an Interest Payment Date or if payment of principal or interest (if any) is improperly withheld or refused in respect of any Notes or if default is otherwise made in respect of any such payment or if the Notes have become due and payable pursuant to Condition 12, interest accrued and unpaid in respect of any such Notes from and including the Issue Date or, as the case may be, the Interest Payment Date being the last one preceding such due date for redemption on which interest accrued up to such date was paid or, if later, the date up to which interest in respect of such Notes accrued and was paid, shall be paid in accordance with Condition 13.

(F)	In the event that an Event of Default occurs, interest on the Notes will accrue at a rate per annum equal to two per cent above the rate set out in Condition 4(A), payable on demand. Such interest will accrue from the day that the Event of Default occurs.

5.	REDEMPTION

(A)	No Noteholder shall be entitled to redeem its Notes prior to the Maturity Date, except on the occurrence of an Event of Default.

(B)	The Company shall, on the Maturity Date, redeem each outstanding Note at a value equal to the aggregate of (i) the principal amount outstanding under the Note; and (ii) all interest accrued but unpaid in respect of the Note up to (but excluding) the Maturity Date.

(C)	The Company shall have the right at any time prior to the Maturity Date to redeem any or all of the outstanding Notes by delivering a one (1)-month redemption notice in writing to any one or more of the Noteholders (as the case may be) at a value equal to the aggregate of (i) the principal amount outstanding under such outstanding Notes; and (ii) all interest accrued but unpaid in respect of such outstanding Notes up to (but excluding) the Redemption Date.

(D)	The relevant Noteholders shall surrender the relevant Certificates for cancellation against the full payment to be made by the Company upon such redemption. Such Notes, once redeemed, shall be cancelled forthwith by the Company.

6.	EXPENSES

(A)	The Company will pay all reasonable costs and expenses properly incurred by the Noteholders pursuant to any stamp or other duties or taxes on or in connection with the issue of the Notes and delivery of any of Transaction Documents or the consummation of the transactions contemplated thereby.

(B)	The Company shall pay all Noteholders for, and to hold such persons harmless against liability for, the payment of: (i) all losses (including reasonable fees and expenses properly incurred) arising in connection with a breach by the Company of any Transaction Document, and (ii) reasonable fees and expenses properly incurred in connection with the investigation of any breach by the Company of any Transaction Document.

7.	INDEMNITY

The Company hereby unconditionally and irrevocably agrees to indemnify each Noteholder against any loss that such Noteholder suffers due to:-
(i)	the Company’s liability to pay any amounts hereunder being unenforceable in whole or in part for any reason whatsoever; or

(ii)	any sum which is due and payable under the Notes not being paid in accordance with the terms of the Notes through any act or omission of the Company.
8.	REPLACEMENT OF CERTIFICATES

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced by the Company upon delivery of a duly executed declaration of loss and indemnity from the Noteholder in such form as may be reasonably required by the Company and payment of US$1.00 per Certificate. Any mutilated or defaced Certificate must be surrendered before replacements will be issued.

9.	RIGHTS OF THE NOTEHOLDER(S)

(A)	As regards voting

Neither the Notes nor the Certificates shall confer on the Noteholder(s) the right to vote at a general meeting of the Company or any rights of a shareholder in the Company.

(B)	As regards taxation

Save and except any tax on the overall income of any Noteholder(s), all payments in respect of the Notes will be made without withholding or deduction of or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of Hong Kong or any other authorities therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company will pay such additional amounts, save and except any tax on the overall income of any Noteholder(s), as may be necessary in order that the net amounts received by the Noteholder(s) after such withholding or deduction shall be equal to the respective amounts receivable in respect of the Note(s) in the absence of such withholding or deduction.

10.	RESERVED MATTERS

Except as specifically and fairly disclosed in Schedule 8 of the Agreement, the Company undertakes to the Noteholders that it shall not, and shall procure that none of the Group Companies shall, do any of the things listed in Schedule B unless the same has been approved in writing by each of the Noteholders.

11.	UNDERTAKINGS AND COVENANTS

Save and except with the prior approval in writing from all the Noteholders (such approval not to be unreasonably withheld or delayed), the Company agrees and undertakes with the Noteholders that:

(A)	Duration

The undertakings in this Condition shall remain in full force from and after the date of this Instrument and so long as any Note remains outstanding.

(B)	Holding company

The Company will remain as the holding company of the Group for so long as any Note remains outstanding.

(C)	Board meetings

The Company shall either procure that meetings of the directors of the Company are held at least once a year to review the management accounts, sales plans and analyses, expenditures accounts and projections and any other businesses as may be deemed necessary by the director(s) nominated by the Noteholders, or address such issues and matters at the meetings of the directors of the Company’s parent, as appropriate.

(D)	Financial statements

The Company shall provide the Noteholders with:-
(i)	monthly accounts of each Group Company and consolidated accounts of the Group within 61 days after the end of each month which shall include profit and loss accounts, balance sheets and cashflow statements;

(ii)	accounts of each Group Company and audited consolidated accounts of the Group (to the extent that such Group Company is required by applicable law in its place of incorporation or the places that it operates to prepare audited accounts) within 10 months after the end of each Financial Year; and

(iii)	such further information as the Noteholders may from time to time reasonably require as to all matters relating to the businesses or affairs or the financial position of the Group.
(E)	Dividend and payments

Save in the ordinary course of business or where the person receiving the relevant payment is itself a Group Company, none of the Group Companies may (i) declare, make or pay any dividend or other distribution to any of its shareholder(s) or (ii) advance any loans or repay, cancel or otherwise extinguish any loans or amounts due and owing by any Group Company or otherwise make any payment in any form and of any nature to one another, or to any director or shareholder of any Group Company or their respective Affiliates, or to a person who, if such Group Company had been a listed issuer (within the meaning of the Listing Rules) would have fallen within the definition of a “connected person” in relation to the Company for the purposes of the Listing Rules.

(F)	Accounts and management accounts

The Company hereby covenants and undertakes with the Noteholder(s) that each of the financial statements and accounts referred to in paragraphs (i) to (ii) of Condition 11(D):-
(i)	will be prepared in accordance with the requirements of all relevant statutes and on a basis consistent with the books of account of the Group (including, in particular, accounting policies in respect of amortisation on royalty costs) in respect of which they are prepared and are/will be true and accurate in all material respects;

(ii)	contain/will contain full and adequate provision or reserve for bad and doubtful debts and for depreciation of fixed assets; and

(iii)	have made/will make full provision for all established liabilities, have made/will make provision for (or contain a note in accordance with good accounting practice respectively) all deferred or contingent liabilities whether liquidated or unliquidated at the dates thereof.
(G)	Authorisations, approvals, consents etc.

The Company will obtain and promptly renew (if appropriate) from time to time, and will promptly furnish certified copies to the Noteholder(s) of, all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under the Notes or required for the validity or enforceability of the Notes.

(H)	Tax returns, disputes and records

Each Group Company will make all proper returns required to be made under the applicable law and regulations to which such Group Company is subject, and will supply all notices, accounts and information required to be supplied, to all relevant inland revenue or any other fiscal authority under the applicable law and regulations to which such Group Company is subject.

(I)	Non-arm’s length transactions

No Group Company may be a party to any transaction or arrangement (including, but not limited to, sharing of services, overheads or administrative charges) under which it may be required to pay for any services or facilities of any kind an amount which is in excess of the market value of that asset, services or facilities in any material respect or will receive any payment for any asset, services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset, services or facilities in any material respect.

(J)	Compliance

For so long as any part of the principal amount of any Note remains outstanding, the Company will comply in full with the terms and conditions of the Notes and will not take any action which will cause a breach or default thereof.

(K)	Business

The Group will not be engaged in any business activities other than the Business.

(L)	Credit insurance policy
(i)	Upon the request in writing from all the Noteholders, the Company shall use its best efforts to maintain or procure the relevant Subsidiary to maintain a credit insurance policy on the accounts receivable of such Subsidiary in PRC which are on commercial terms reasonably satisfactory to the Security Agent.

(ii)	The Company shall pay all premiums as they fall due under such policy from time to time, provided that the monthly payment(s) of interest on the Notes falling due on the Interest Payment Date(s) immediately following the payment of any such premium from time to time by the Company shall be reduced by an amount (prorated, as between the Notes, on the basis of their respective principal amounts) equal to the premium so paid.
12.	EVENTS OF DEFAULT

(A)	Without prejudice to the other provisions of the Conditions, the principal amount outstanding on any Notes together with all interest accrued thereon up to and including the date of repayment shall become immediately repayable on the occurrence of any of the following events and the Noteholder(s) or any one of them has/have by notice in writing to the Company demanded immediate repayment of the relevant Note(s) (as the case may be):-
(i)	if the Company fails to make a payment of principal in respect of the relevant Notes on the due date for payment thereof and such payment has not been made within 14 days thereafter;

(ii)	if the Company fails to make a payment of any interest in respect of the relevant Notes on the due date for payment thereof and such payment has not been made within 14 days thereafter;

(iii)	if there is a material default in the performance or observance of any of the obligations of the Company or any other Group Company (including, without limitation, its undertakings) under the Transaction Documents and (only where such failure is in the reasonable opinion of the Security Agent capable of remedy and which is not failure to pay money when due) such default is not remedied to the reasonable satisfaction of the Security Agent within 14 days after the Company has received notice from any of the Noteholders of the relevant Note(s) to remedy or procure to remedy such default;

(iv)	any Group Company defaults or receives notice of default under any agreement or obligation relating to borrowing or any indebtedness of any Group Company becomes payable or capable of being declared payable before its stated maturity or is not paid when due or any encumbrance, guarantee or other security now or hereafter created by any Group Company becomes enforceable;

(v)	if the holder of any encumbrance takes possession or a receiver is appointed of the whole or any substantial part of the assets or undertaking of a Group Company, which would materially and adversely affect the financial or business position of the Group as a whole;

(vi)	if any of the Group Companies ceases or threatens to cease to carry on its business or a substantial part of its business, the cessation of which would materially and adversely affect the financial or business position of the Group as a whole;

(vii)	if it shall become unlawful for the Company or any Group Company to perform all or any of its obligations under this Instrument, the relevant Notes or the Transaction Documents (as the case may be), or this Instrument or the relevant Notes or the Transaction Documents shall for any reason cease to be in full force or effect or shall be declared to be void or illegal by a court of competent jurisdiction or be repudiated by the Company or any Group Company (as the case may be) or the legality, validity, priority, admissibility in evidence or enforceability thereof shall be contested by the Company or any Group Company (as the case may be) or the Company or any Group Company shall deny that it has any, or any further, liability or obligation under or in respect of the same (as the case may be);

(viii)	if any of the Group Companies becomes insolvent or unable to pay its debts when due or commits or permits any act of bankruptcy, which term shall include (a) the filing of a petition in any bankruptcy, reorganisation, winding-up or liquidation proceeding or other proceedings analogous in purpose or effect and the failure by any of the Group Companies to have any such petition discharged within 14 days, (b) the appointment of a receiver or trustee for the bankruptcy, reorganisation, winding-up or liquidation of any assets or properties of any of the Group Companies and such appointment is not discharged within 14 days, (c) the making by any of the Group Companies of an assignment or an arrangement or composition with or for the benefit of its respective creditors generally, (d) the entry of any court order or judgement confirming the bankruptcy or insolvency of any of the Group Companies, or (e) if any order is made or an effective resolution is passed for the winding up, liquidation or dissolution of any of the Group Companies or the taking of any corporate action to authorise or give effect to any of the foregoing otherwise than for the purpose of a solvent reconstruction or amalgamation, which, in each of the above cases, would in the reasonable opinion of the Security Agent materially and adversely affect the financial or business position of the Group as a whole;

(ix)	if a moratorium is agreed or declared in respect of any present or future indebtedness of any of the Group Companies or any governmental agency or authority confiscates or seizes or compulsorily purchases or expropriates any asset or capital of any of the Group Companies, which would in the reasonable opinion of the Security Agent materially and adversely affect the financial or business position of the Group as a whole;

(x)	if a distress, attachment or execution or other legal process is levied or enforced upon or sued against any part of the assets of any of the Group Companies and is not discharged or stayed within 14 days thereof (or such longer period as the Noteholder(s) may consider appropriate in relation to the jurisdiction concerned) which, in each of the above cases, would in the reasonable opinion of the Security Agent materially and adversely affect the financial or business position of the Group as a whole;

(xi)	any event occurs which has an analogous effect to any of the events referred to in paragraphs (vii) to (ix) above;

(xii)	if any certificate, representation, warranty or statement given or made by the Company, or by any of the parties to the Security Documents, whether in this Instrument, the Agreement or any of the Security Documents, or in any notice, certificate, instrument, document or statement contemplated hereby or thereby or made or delivered pursuant hereto or thereto is or proves to be or have been untrue or inaccurate in any material respect;

(xiii)	if in respect of any Group Company, (a) any loan, guarantee, indemnity or other indebtedness or any other obligation for borrowed money shall become or be declared or become capable (all grace periods, if any, having expired) of being declared due prematurely by reason of a default of its obligations in respect of the same or (b) it shall, save and except in connection with indebtedness due to another Group Company, fail to make any payment in respect of such loan, guarantee, indemnity or other indebtedness or obligation for borrowed money on the due date for such payment, or (c) the security for any such loan, guarantee, indemnity or other indebtedness or obligation for borrowed money shall become enforceable, save and except in connection with indebtedness due to another Group Company;

(xiv)	the Holding Company of the Company defaults or receives notice of default under any agreement or obligation relating to borrowing to which it is a party or any indebtedness becomes payable or capable of being declared payable before its stated maturity or is not paid when due or any encumbrance, guarantee or other security now or hereafter created by the Holding Company becomes enforceable;

(xv)	if there is a material default in the performance or observance by the Holding Company of the Company of any of its obligations under any agreement or contract to which it is a party and such default (i) does not relate to failure to pay money when due and (ii) is not remedied to the reasonable satisfaction of the Security Agent and shall continue for not less than twenty-one (21) days after the Company has received notice from any of the Noteholders of the relevant Note(s) to remedy or procure to remedy such default.

(B)	The Company will forthwith on becoming aware of any such Event of Default give notice in writing thereof to each of the Noteholder(s).

(C)	At any time after the relevant Note(s) have become immediately payable pursuant to Sub- condition (A) above, the Noteholder(s) of the relevant Note(s) may without further notice institute such proceedings as it may think fit to enforce payment of the monies due.

(D)	Upon notice being given to the Company by a Noteholder pursuant to Sub-condition (A) above, the relevant Note(s) in respect of which such notice has been given shall immediately become due and repayable at a sum equivalent to the aggregate of (a) the principal amount outstanding under the relevant Note(s); and (b) all interest accrued but unpaid in respect of the relevant Note(s) pursuant to Condition 4 up to (but excluding) the date of repayment; and (c) the Redemption Interest calculated from the date of issue of the relevant Note(s) to (but excluding) the date of repayment.

(E)	The Company will fully indemnify each Noteholder of the relevant Note(s) in respect of the liability of the Company hereunder upon the occurrence of an Event of Default with respect to the relevant Note(s) and from and against any costs, expenses, liabilities and losses (including all reasonable legal fees and costs properly incurred) which such Noteholders would suffer or incur as a result of or in connection with enforcing repayment of the relevant Note(s) and/or any obligation of the Company under the relevant Note(s).

13.	PAYMENTS

All payments to be made by the Company to the Noteholder(s) hereunder shall be made by the Company by remitting the amount to be paid in US dollars and not later than 11:00 a.m. (Hong Kong time) on the due date in funds which are for same date settlement to the Noteholder(s)’ account with a bank in Hong Kong as may be notified by the Noteholder(s) from time to time or, upon the request of the Noteholder(s), by delivery of bank draft issued by a bank(s) in Hong Kong to the Noteholder(s) at their addresses as specified in the Register of Noteholder(s).

14.	TRANSFER, TRANSMISSION AND REGISTER

(A)	The Company shall at all times maintain in Hong Kong a transfer office for the Notes which shall, unless the Company shall otherwise notify the Noteholder(s), be the registered office of the Company in Hong Kong.

(B)	A Register of the Noteholder(s) shall be kept by the Company at the aforementioned transfer office and there shall be entered in such Register of Noteholders the names and addresses of the holder(s) for the time being and the amount of the Notes held by such Noteholder(s). Any change of the legal name or address of a Noteholder shall forthwith be notified to the Company in writing and thereupon the Register of Noteholders shall be altered accordingly.

(C)	Except as required by law or as provided by the Conditions, the Company shall recognise the registered holder of any Note as the absolute owner thereof and the Company shall not be bound by or be required to recognise any trust to which any Note may be subject.

(D)	Every Noteholder will be recognised by the Company as entitled to its Note free from any equity, set-off or counter-claim on the part of the Company against the original or any intermediate holder of the Note.

(E)	The Notes may be transferred by the holder thereof without requiring the consent of the Company.

(F)	Every instrument of transfer for the transfer of any Note shall be in the form set out in Schedule C and signed by or on behalf of both the transferor and the transferee thereof and must be delivered to the aforementioned transfer office of the Company for registration accompanied by the Certificate(s) for the Note(s) to be transferred.

(G)	Any Noteholder(s), and any person authorised in writing by any Noteholder(s), shall be at liberty at all reasonable times during office hours upon prior appointment with the Company to inspect the Register of Noteholders and take copies thereof or any part thereof.

15.	VARIATIONS TO THE CONDITIONS

The terms of this Instrument and the Certificate may only be varied by agreement in writing between the Company and all Noteholder(s).

16.	NOTICES

Any notices to be given to the Noteholder(s) or to the Company shall be given in writing and by sending the notice by hand or in a prepaid envelope by registered post (by registered airmail if to an overseas address), in the case of Noteholder(s), to their respective addresses as specified in the Register of Noteholders or, in the case of the Company, to its registered office in Hong Kong for the time being (for the attention of: the Company Secretary), or to such other address in Hong Kong as the Noteholder(s) or, as the case may be, the Company shall have notified to the others by not less than 5 Business Days’ prior notice from time to time; and any such notice, if delivered by hand, shall be deemed to be served at the time of delivery, or (as the case may be) if delivered by registered post, shall be deemed to be served 48 hours (3 Business Days if posted by registered airmail from or to an overseas address) after posting, or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

17.	GOVERNING LAW

The Notes, including the Conditions and the Certificates, shall be governed by and construed in accordance with the laws of Hong Kong and the Noteholders and the Company hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in connection therewith.

18.	PROCESS AGENT

Each of the following parties hereby irrevocably appoints the person set opposite its name below as its agent to receive on its behalf service of proceedings issued out of the courts of Hong Kong in any action or proceedings arising out of or in connection with this Instrument, the Notes, the Conditions and/or the Certificates. In the event of such agent ceasing to act, the relevant parties shall immediately appoint another person as its agent for such purpose and give notice in writing of such appointment to all the other parties:

Parties	Names & addresses of agents

SBI Brightline, LLC	Bedrock China Futures, Limited
Room 4301 — 09
Jardine House
One Connaught Place
Central
Hong Kong

Hong Kong League Central	Bedrock China Futures, Limited
Credit Union	Room 4301 — 09
Jardine House
One Connaught Place
Central
Hong Kong

SCHEDULE A
FORM OF CERTIFICATE
US$[•]
Certificate no.: [•]
STONEPATH HOLDINGS (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability)
UP TO US$7,200,000 11% SECURED NOTES DUE 30 JUNE, 2008
STONEPATH HOLDINGS (HONG KONG) LIMITED (the “Company”) hereby certifies that [•] of [•] is, at the date hereof, entered in the Register of Noteholders as the registered holder of the note in the principal amount of US$[•] (the “Note”). The Note is constituted by the Instrument of the Company dated [•] and is subject to, and has the benefit of, the terms and conditions (the “Conditions”) set out in such Instrument. For value received, the Company promises to pay the person who appears at the relevant time on the Register of Noteholders as Noteholder of the Note in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Note and otherwise to comply with the terms and conditions of the Instrument.
This Certificate is evidence of entitlement only. Title to the Note passes only on due registration on the Register of Noteholders and only the duly registered Noteholder is entitled to payments on the Note in respect of which this Certificate is issued.
This Certificate is governed by, and shall be construed in accordance with, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

Issued on [•]

THE COMMON SEAL OF	)
STONEPATH HOLDINGS	)
(HONG KONG) LIMITED	)
was hereunto affixed	)
in the presence of :-)

Director		Director/Secretary

SCHEDULE B
RESERVED MATTERS
1.	The entry by the Company or any of the other Group Companies into any agreement, commitment or understanding or transaction (including, for instance, payments of remuneration or declaration of dividends) with one another, or with any director or shareholder of any Group Company or their respective Affiliates other than in the ordinary course of business.

2.	The borrowing by any Group Companies of any new borrowing facilities except in the ordinary course of business of the Group or inter-company borrowings within the Group.

3.	The giving of any guarantee by any Group Company in respect of indebtedness of any person, other than any other Group Company, and other than in the ordinary course of business.

4.	The giving of any loan to any of the shareholders of the Company or shareholders of the Group Company exceeding the sum of US$40,000.

5.	The sale, purchase, transfer, leasing, licensing or disposal by any Group Company of all or any part of its business, undertaking or assets whether by a single transaction or series of transactions exceeding the sum of US$100,000, other than in the ordinary course of business.

6.	Any variation in the authorized or issued share capital (or the rights attaching to it or any class of it) of any Group Company or the creation of any options or other rights to subscribe for or to convert into shares in such a company or the purchase (by any Group Company) of any shares in the capital of such a company.

7.	Any redemption or repurchase of the issued share capital or other securities of any Group Company (save for the Notes).

8.	Any amendment to the memorandum or articles of association or equivalent constitutional documents of any Group Company other than any amendments that do not affect the rights of the Noteholders under the Notes.

9.	Any alteration of the accounting reference date, except insofar as is necessary to comply with the accounting policies and practices of the Company.

10.	Any material alteration (including cessation) to the general nature of the business of any Group Company.

11.	The entry into merger, liquidation, dissolution, winding-up, bankruptcy, insolvency or recapitalising by any Group Company.

12.	Any individual acquisition, capital expenditure or expenditure in excess of an aggregate of US$100,000, other than in the ordinary course of business.

SCHEDULE C
FORM OF INSTRUMENT OF TRANSFER
UP TO US$7,200,000 11% SECURED NOTES DUE 30 JUNE, 2008
(Being the registered noteholder of the enclosed Note(s) forming part of the secured notes of an aggregate principal amount of up to US$7,200,000 (the “Notes”) issued by Stonepath Holdings (Hong Kong) Limited (the “Issuer”) pursuant to a resolution of the board of directors of the Issuer passed on [•], 2006.)
Terms defined in the enclosed Note(s) (as it may be amended from time to time) shall bear the same meaning in this Form of Transfer.
FOR VALUE RECEIVED the undersigned hereby transfers to the transferee (the “Transferee”) whose particulars are set out below the enclosed Note(s), and all rights in respect thereof, and irrevocably requests the Issuer to register and to issue new Note(s) in accordance with the terms of the Notes (as it may be amended from time to time).
Particulars of the Transferee are as follows:-
(PLEASE PRINT OR TYPE IN THE RELEVANT INFORMATION)

Name of Transferee:

Registered Address:

Correspondence
Address:

Facsimile:

US dollar registered account for the purposes of payments under the Notes:	• Name of Account • Account No. • Sort Code: • Name of Bank: • Address of Bank:

Dated:

Transferor’s Name:	Transferee’s Name:

Transferor’s authorised signature:	Transferee’s authorised signature:

Witness to Transferor’s signature:	Witness to Transferee’s signature:

[signature]	[signature]

name	name
Notes:
1.	A representative of the Noteholder should state the capacity in which he signs (e.g. director).

2.	In the case of joint holders, all joint holders must sign this transfer form.

3.	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

THE COMMON SEAL OF	)
STONEPATH HOLDINGS	)
(HONG KONG) LIMITED	)
was hereunto affixed	)
in the presence of :-)